Exhibit 99.1

CorMedix Inc. announces customer IMPLEMENTATION

Berkeley Heights, NJ – June 23, 2025 – CorMedix Inc. (Nasdaq: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions, today announces an update related to its Large Dialysis Organization (LDO) customer and planned implementation in the second half of 2025.

CorMedix’s LDO customer has commenced ordering and will begin the implementation of DefenCath in its patients. Implementation will initially target at least 50% more patients than previously communicated, with the opportunity for further expansion. In connection with this expanded utilization, CorMedix has amended its existing agreement with the LDO customer to reflect the anticipated increased use of product. CorMedix expects a modest revenue contribution in June, with growth expected over the back half of 2025.

As a result of this new customer implementation and other positive business developments, CorMedix is increasing its second quarter net sales guidance from the previously communicated $31mm to a range of $35mm to $40mm.

“I am excited to announce that our LDO customer is moving forward with the implementation of DefenCath. Their implementation of our product will provide access to DefenCath for thousands of adult patients at risk for catheter related bloodstream infections,” says CorMedix CEO, Joseph Todisco. “CorMedix remains committed to our goal of ensuring broad access to this important infection reduction mechanism.”

About CorMedix

CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases. The Company is focused on commercializing its lead product DefenCath® (taurolidine and heparin) which was approved by the FDA on November 15, 2023. CorMedix commercially launched DefenCath in inpatient settings in April 2024 and in outpatient settings in July 2024. CorMedix is commencing clinical studies in Total Parenteral Nutrition and Pediatric patient populations in 2025 and also intends to develop DefenCath as a catheter lock solution for use in other patient populations. For more information visit: www.cormedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties, including expectations regarding timing of implementation, patient utilization and enrollment, the timing and volume of increased shipments, and expectations regarding future growth opportunities. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Contact:

Dan Ferry

Managing Director

LifeSci Advisors

daniel@lifesciadvisors.com

(617) 430-7576